April 25, 2007
Chesapeake
Annual Meeting

2006 Financial Highlights
•
Net sales decreased 1% to $995.4 million
Operating income* of $44.9 million compared to $47.7 million in 2005
•
•
Reported net loss per share of $1.67
Excludes gains or losses on divestitures, impairment and restructuring charges, and loss on extinguishment of debt.
*

U.S. GAAP Reported Results	$	(1.67)
Tobacco Impairment		1.82
Cost Savings Initiatives	$	0.18
Loss on Extinguishment of Debt	$	0.03
Adjusted Results	$	0.36

Chesapeake®

Earnings Per Share
Reconciliation of
Reported to Adjusted EPS

50
40
30
20
10
-
47.7
(7.8)
(2.5)
2.9
3.4
1.2
44.9
2005 Operating Income
Pension
Energy
Paperboard
Plastics
Corporate
2006 Operating Income

Chesapeake

* Excludes gains or losses on divestitures and impairment, restructuring costs and  loss on extinguishment of debt.
Operating Income*
($ in millions)
2005 vs. 2006

•
U.S. defined benefit plan benefits frozen; U.S.
qualified plan fully funded
•
U.K. plan closed to new entrants
•
Incremental total funding in 2004-2006 of $35 million
•
Total plan deficits reduced from $153 million
at YE 2005 to $96 million at YE 2006
•
Future improvements expected
Proactive Management of
Pension Obligations

$25-Million
Cost Savings Program
•
$16 million in annualized savings to date
•
Closed three plants:
–
Birmingham, England
–
Bedford, England
–
Ezy sur Eure, France
•
Sold French luxury packaging business
•
Sold plastics operation in Northern Ireland

Cost Savings News - Search Results for "energy" - Microsoft Internet Explorer

Operational Excellence & Cost Saving News

Sharing cost reduction and business improvement initiatives

Chesapeake

Search

Bulletin Boards | Overheads | Home

Newcastle energy reduction - a simple approach

How did Newcastle reduce its base load from 450kwh to 135kwh and reduce overall usage by 4%? The first step was to create a multi-disciplinary Energy Reduction Team. One shift highlighted to champion energy reduction program. Representatives from each production area supported by Engineering and facilitated by the Technical Department. Brainstorming used in first instance and quick wins implemented. > Switch off Program
> Air Leaks
> Poster Campaign
> Improved Housekeeping – ie removal of redundant airlines etc.

Results assessed against the implemented action plan. Group Energy Road Map used as basis for improvement activities. Team structure then replicated on all shifts. An Energy Meeting takes place every week and ideas are progressed to completion. Base Load Reduction is very simple. Measure the starting value – on line facility at Newcastle. Compared it with Xmas 2005 and found there to be a substantial gap – 450kWh vs 90kWh!! Energy Team established a shutdown protocol for each machine. Shift Manager tasked with a shutdown schedule encompassing lights, compressed air etc in all the peripheral areas. Progress reviewed against the on line monitoring facility and additions/amendments made to the machine and peripheral procedures. Weekly procedure implemented and regular reviews now in place against effectiveness of the activity.

Operational Excellence

Growth Initiatives
“As important as continuous cost savings are to our organization, I want to assure you that we understand that a vibrant organization needs growth as well to be successful.”
4th Quarter Earnings Conference Call

MERCK

Lilly

AstraZeneca

Boots

Johnson & Johnson

3M

sanofi aventis

ABBOTT

NOVARTIS

Pfizer

Wyeth

gsk GlaxoSmithKline

Boehringer Ingelheim

MSD

Organon

Chesapeake®

Blue Chip
Pharma Customers

Braille Pharma Packs

SOLUTIONS ANTI-CONTREFAÇON
ANTI-COUNTERFEIT SOLUTIONS
Création

Chesapeake

Anti-Counterfeiting
Solutions

New China
Paperboard Plant
•
Enables growth opportunities in Pharma
•
World-Class facility
•
Offers anti-counterfeiting solutions

HIGHLAND PARK
15
16
12
HIGHLAND PARK
12

Chesapeake

Alcoholic Drinks Market

East Kilbride
Modernization

Lithoprint Relocation
•
State-of-the-art facility for alcoholic drinks labels
•
Enthusiastic customer response

Agrochemical Twinpack

Hungarian Joint Venture
•
Will produce large specialty plastic containers for agrochemicals and specialty chemicals markets
•
Supporting major contract with Syngenta
•
Near Budapest with established JV partner

Cape Town
Harrismith
Mauritius
African Operations

Cost Savings Program - $25 million
Organic Growth - Worldwide
pharmaceutical packaging demand
expected to grow 5% per year to 2009,
CSK position with majority of top 20 global pharmaceutical companies
Strategic Initiatives - Arlington Press,
South Africa, China, Hungarian JV

Increased
Cash Flow
& Profitability
Proactive Management of
Pension Obligations
#1 Focus -- Increase Cash
Flow and Profitability

2007 Operating Earnings
“We are convinced we are making the right moves; however, an improvement in operating earnings, exclusive of costs associated with our global cost savings program, will be a challenge in 2007.”
4th Quarter Earnings Conference Call

Thank you for your continued support.

xzzzzz
Non-GAAP Financial Measures
Operating income from continuing operations, in each case exclusive of losses associated with the extinguishments  of debt, restructuring expenses, asset impairments, gains or losses on divestitures, and goodwill impairment are non-GAAP financial measures.  The company’s management believes these non-GAAP measures provide investors, potential investors, securities analysts and others with useful information to evaluate the performance of the business, because they exclude gains and losses that management believes are not indicative of the ongoing operating results of the business.  In addition, these non-GAAP measures are used by management to evaluate the operating performance of the company. The presentation of this additional information is not meant to be considered in isolation or as a substitute for income from continuing operations and earnings per share as determined in accordance with GAAP.
Disclaimer
This presentation contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions that may cause Chesapeake's actual results to differ materially from those expressed in the forward-looking statements including, but not limited to: the company's inability to realize the full extent of the expected savings or benefits from the cost savings program and to complete such activities in accordance with its planned timetable and within the cost range; competitive products and pricing; production costs, particularly for raw materials such as folding carton and plastics materials, and the ability of the company to pass through increases in raw material costs to its customers; fluctuations in demand; possible recessionary trends in U.S. and global economies; government policies and regulations affecting the environment; interest rates; fluctuations in foreign exchange rates; the ability of the company to remain in compliance with its debt covenants; and other risks that are detailed from time to time in reports filed by the company with the Securities and Exchange Commission.  This presentation speaks only as of the date of this presentation and Chesapeake assumes no obligation to update  the presentation.  Users of the presentation are advised to review public disclosure by Chesapeake subsequent to the date of this presentation.

Disclaimer

	Full Year
	2006	2005
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
($ in millions)

Operating (loss) income	$0.3	$(277.8)
Add: goodwill impairment charge	$14.3	$312.0
Add: restructuring expenses, asset impairments and other exit costs	$33.4	$10.7
Less/Add: (gain) loss on divestitures	$(3.1)	$2.8
Operating income exclusive of goodwill impairments, restructuring expenses, asset impairments, and gains or losses on divestitures	$44.9	$47.7

April 25, 2007
Chesapeake
Annual Meeting